UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2013

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South,
Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on June 12, 2013, at which stockholders voted on the matters set forth below.

Proposal 1: To Elect a Board of Directors

Director	Votes For	Votes Withheld
Robert H. Baldwin	350,160,025	1,304,412
William A. Bible	347,910,509	3,553,928
Burton M. Cohen	350,465,979	998,458
Willie D. Davis	349,946,770	1,517,667
William W. Grounds	350,146,980	1,317,457
Alexis M. Herman	349,092,105	2,372,332
Roland Hernandez	345,299,317	6,165,120
Anthony Mandekic	350,421,149	1,043,288
Rose McKinney-James	350,480,207	984,230
James J. Murren	345,417,150	6,047,287
Gregory M. Spierkel	350,437,815	1,026,622
Daniel J. Taylor	350,559,571	904,866

Broker Non-Votes: 70,178,924

Each of the foregoing directors was elected and received the affirmative vote of a plurality of the votes cast at the annual meeting at which a quorum was present.

Proposal 2: To Ratify the Selection of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for the Year Ending December 31, 2013.

For	Against	Abstain
420,133,999	1,211,253	298,109

Broker Non-Votes: 0

The foregoing Proposal 2 was approved.

Proposal 3: To Approve, on an Advisory Basis, the Compensation of the Company’s Named Executive Officers as Disclosed in the Proxy Statement for the Annual Meeting.

For	Against	Abstain
346,892,855	3,580,556	991,026

Broker Non-Votes: 70,178,924

The foregoing Proposal 3 was approved.

Proposal 4: To Re-Approve the Material Terms of the Performance Goals under the Amended and Restated 2005 Omnibus Incentive Plan.

For	Against	Abstain
348,342,517	2,686,957	434,963

Broker Non-Votes: 70,178,924

The foregoing Proposal 4 was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2013
MGM Resorts International

	By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Vice President, Deputy General Counsel & Assistant Corporate Secretary